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PROXY

                             UNION NATIONAL BANCORP
                                 107 WEST UNION
                                  P. O. BOX 217
                             LIBERTY, INDIANA  47353

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints _____________________ and _____________________, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of common stock of Union National Bancorp ("Union National") which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Union National to be held at the main office of The Union County National Bank of Liberty located at 107 West Union, Liberty, Indiana 47353, on ______________, ______________ ___, 1996, at
_____ __.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of Union National recommends a vote FOR approval of the Agreement of Reorganization and Merger dated January 24, 1996, by and between First Merchants Corporation ("First Merchants") and Union National pursuant to which Union National will merge with and into First Merchants, and The Union County National Bank of Liberty will become a wholly-owned subsidiary of First Merchants.

     1.   Approval of the Agreement of Reorganization and Merger:

          ______ FOR      ______ AGAINST     _____ ABSTAIN

     2. In their discretion, on such other matters as may properly be presented at the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF UNION NATIONAL.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.


Dated:  ______________, 1996       ____________________________________
                                   (SIGNATURE OF SHAREHOLDER)

                                   ____________________________________
                                   (SIGNATURE OF SHAREHOLDER)

                                   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                   YOUR STOCK CERTIFICATE.  JOINT OWNERS SHOULD
                                   EACH SIGN PERSONALLY.  TRUSTEES AND OTHERS
                                   SIGNING IN A REPRESENTATIVE CAPACITY SHOULD
                                   INDICATE THE CAPACITY IN WHICH THEY SIGN.


                                    Ex. 99-1